EXHIBIT 11
                                                                      ----------

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
31-DEC-01

                                                               Three Months Ended December 31, 2001


                                                                                               Diluted                Basic
BASIC EARNINGS PER SHARE:              Net Shares    Total      Grant/Purch.      Days         Weighted              Weighted
                                          Added      Shares         Date      Outstanding       Shares                Shares
                                          -----      ------         ----      -----------       ------                ------
Beginning balance                                   7,959,721     10/01/01          92        732,294,332           732,294,332

Grant/Exercise of stock options
and purchase warrants:
Assumed issued and outstanding -
beginning of period                                    45,730     01/01/98          91          4,161,430                     -

Exercise of Stock Options in period:





--------------------------------------           ------------                                ------------          ------------
End of period                                       7,959,721                                 736,455,762           732,294,332
Days outstanding from beginning of period                                                              92                    92
--------------------------------------                                                       ------------          ------------
Weighted average number of common shares outstanding                                            8,004,954             7,959,721

Net loss                                                                                       (1,123,567)           (1,123,567)
--------------------------------------                                                       ------------          ------------

Net loss per share:  diluted and basic                                                              (0.14)                (0.14)
======================================                                                       ============          ============


                                                                      EXHIBIT 11
                                                                      ----------

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
31-DEC-01

                                                                   Year Ended December 31, 2001


                                                                                               Diluted                Basic
BASIC EARNINGS PER SHARE:              Net Shares    Total      Grant/Purch.      Days         Weighted              Weighted
                                          Added      Shares         Date      Outstanding       Shares                Shares
                                          -----      ------         ----      -----------       ------                ------
Beginning balance                                   7,959,721     10/01/01          92        732,294,332           732,294,332

Beginning balance                                   7,926,971     01/01/01         365      2,893,344,415         2,893,344,415

Grant/Exercise of stock options
and purchase warrants:
                                                       45,730     01/01/98         181          8,277,130                     -

Exercise of stock options in period:      7,500         7,500     05/02/01         244          1,830,000             1,830,000
                                          2,500         2,500     05/09/01         237            592,500               592,500
                                         16,250        16,250     05/16/01         230          3,737,500             3,737,500
                                          1,500         1,500     05/24/01         222            333,000               333,000
                                          5,000         5,000     06/11/01         204          1,020,000             1,020,000

--------------------------------------           ------------  -----------                   ------------          ------------
End of period                                       7,959,721    7,959,721                  2,909,134,545         2,900,857,415
Days outstanding from beginning of period                                                             365                   365
--------------------------------------                                                       ------------          ------------
Weighted average number of common shares outstanding                                            7,970,232             7,947,555

Net loss                                                                                       (4,784,514)           (4,784,514)
--------------------------------------                                                       ------------          ------------

Net loss per share:  diluted and basic                                                              (0.60)                (0.60)
======================================                                                       ============          ============
